Exhibit 10.2

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of May 27, 2008, by and between OncoGenex Technologies Inc., a corporation existing under the federal laws of Canada (“OncoGenex”), and the signatory hereto (the “Stockholder”).  Capitalized terms used and not defined herein have the same meaning as in the Arrangement Agreement, dated as of the date hereof (as such agreement may hereafter be amended or modified from time to time, the “Arrangement Agreement”), by and between Sonus Pharmaceuticals, Inc., a Delaware corporation (“Sonus”), and OncoGenex.

WHEREAS, Sonus and OncoGenex will effect an arrangement under Section 192 of the CBCA, subject to the terms and conditions set forth in the Arrangement Agreement and Plan of Arrangement; and

WHEREAS, as a condition to entering into the Arrangement Agreement, OncoGenex has required that the Stockholder, solely in the Stockholder’s capacity as a holder of Sonus Common Shares, enter into, and the Stockholder has agreed to enter into, this Agreement.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.                                       Representations and Warranties of the Stockholder.  The Stockholder hereby represents and warrants to OncoGenex as follows:

(a)                                  Authority; Binding Obligation.  The Stockholder has all necessary power and authority to enter into this Agreement and perform all of the Stockholder’s obligations hereunder.  This Agreement has been duly and validly executed and delivered by the Stockholder (and the Stockholder’s spouse, if the Shares (as defined below) constitute community property under applicable law) and constitutes a valid and legally binding obligation of the Stockholder and such spouse, enforceable against the Stockholder and such spouse, as the case may be, in accordance with its terms.

(b)                                 Ownership of Shares. The Stockholder is the beneficial owner or record holder of the number of Sonus Common Shares listed on Schedule A attached hereto (the “Existing Shares” and, together with any Sonus Common Shares the record or beneficial ownership of which is acquired by the Stockholder after the date hereof, the “Shares”).  The Stockholder also owns the number of Sonus stock options listed on Schedule A attached hereto (“Sonus Options”), which, together with the Existing Shares, constitute all of the shares of Sonus Common Stock and other Sonus securities owned of record or beneficially by the Stockholder as of the date hereof.  With respect to the Existing Shares, the Stockholder has sole voting power and sole power to issue instructions with respect to or otherwise engage in the actions set forth in Section 2 hereof, and sole power of disposition, with no restrictions on the voting rights, rights of disposition or otherwise, subject to applicable laws and the terms of this Agreement.

(c)                                  No Conflicts.  Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or constitute a violation of or a default under (with or without notice, lapse of time, or both) any contract, agreement, voting agreement, shareholders’ agreement, trust agreement, voting trust, proxy, power of attorney, pooling arrangement, note, mortgage, indenture, instrument, arrangement or other obligation or restriction of any kind to which the Stockholder is a party or which the Stockholder or the Stockholder’s Shares are subject to or bound.

(d)                                 Reliance.  The Stockholder understands and acknowledges that OncoGenex is entering into the Arrangement Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

2.                                       Voting Agreement and Agreement Not to Transfer.

(a)                                  The Stockholder hereby agrees to vote or cause to be voted all of the Stockholder’s Shares (i) in favor of (A) the approval of the issuance by Sonus of the Sonus Common Shares to be issued pursuant to the Arrangement, (B) the Reverse Stock Split, (C) the Name Change, (D) the Capital Adjustment, and (E) the election of those directors nominated to the Board of Directors of Sonus in accordance with the terms of the Arrangement Agreement; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of Sonus under the Arrangement Agreement; and (iii) except with the prior written consent of OncoGenex, against the following actions (other than the Arrangement): (W) any extraordinary corporate transactions, such as a merger, consolidation or other business combination involving Sonus; (X) any sale, lease, transfer or disposition of a material amount of the assets of Sonus; (Y) any other change in the corporate structure, business, assets or ownership of Sonus; or (Z) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the contemplated economic benefits to OncoGenex of the Arrangement and the transactions contemplated by the Arrangement Agreement.  The Stockholder shall not enter into any agreement, arrangement or understanding with any Person prior to the Termination Date (as defined below) to vote or give instructions, whether before or after the Termination Date, in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

(b)                                 Upon the failure of the Stockholder to vote any Shares in accordance with the terms of this Agreement, the Stockholder hereby grants to the Chief Executive Officer and Chief Financial Officer of OncoGenex, and each of them individually, a proxy coupled with an interest in all Shares owned by the Stockholder, which proxy shall be irrevocable and survive until the Termination Date, to vote all such Shares in the manner provided in this Agreement.  If between the execution hereof and the Termination Date, the Stockholder should die or become incapacitated, or if any trust or estate holding the Stockholder’s Shares should be terminated, or if any corporation or partnership holding the Shares should be dissolved or liquidated, or if any other such similar event or events shall occur before the Termination Date, any actions taken by OncoGenex under this Agreement shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not OncoGenex has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

(c)                                  The Stockholder hereby agrees not to (i) sell, transfer, convey, assign or otherwise dispose of any of his, her or its Shares without the prior written consent of OncoGenex, other than Shares sold or surrendered or deemed sold or surrendered to pay the exercise price of any Sonus Options or to satisfy OncoGenex’s withholding obligations with respect to any Taxes resulting from such exercise or resulting from the vesting of restricted stock or restricted performance stock, or (ii) pledge, mortgage or otherwise encumber such Shares.  Any permitted transferee of the Stockholder’s Shares must become a party to this Agreement and any purported transfer of the Stockholder’s Shares to a Person that does not become a party hereto shall be null and void ab initio.

3.                                       Cooperation.  The Stockholder agrees that he or she will not (directly or indirectly) encourage, initiate, solicit or take any other action designed to facilitate any Acquisition Proposal involving Sonus from any Person.  Further, the Stockholder hereby agrees to execute and deliver, or cause to be executed or delivered, such additional proxies, consents, waivers and other instruments, and undertake any and all further action, necessary or desirable, in the reasonable opinion of OncoGenex, to carry out the purpose and intent of this Agreement and to consummate the Arrangement under the terms of the Arrangement Agreement.

4.                                       Disclosure.  The Stockholder hereby agrees to permit OncoGenex to publish and disclose in the Circular (and all other documentation required in connection with the OncoGenex Meetings), and in any press release or other disclosure document which OncoGenex reasonably determines to be necessary or desirable to comply with applicable laws or the rules and regulations of any regulatory authority having jurisdiction in connection with the Arrangement and any transactions related thereto, Stockholder’s identity and ownership of the Shares and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement, provided that any public announcement or disclosure is made in accordance with the terms of the Arrangement Agreement.

5.                                       Confidentiality.  The Stockholder shall keep the existence and contents of this Agreement confidential and shall not disclose its existence or contents to any other Person except as is necessary in order to enable the Stockholder to comply with its obligations hereunder or as may be required by Law.  The Stockholder shall not, so long as Sonus or OncoGenex has not announced the Arrangement to the public generally, disclose information about the Arrangement or this Agreement to any other person, unless such disclosure is necessary in the Stockholder’s course of business and the Person receiving the information acknowledges that he or she is also prohibited from disclosing such information to others.

6.                                       Stockholder Capacity.  The Stockholder is entering this Agreement in his, her or its capacity as the record or beneficial owner of the Shares, and not in his or her capacity as a director or officer of Sonus.

7.                                       Termination.  If the Arrangement is consummated, the obligations of the Stockholder hereunder shall terminate upon the consummation of the Arrangement.  If the Arrangement is not consummated, the obligations of the Stockholder hereunder shall terminate upon the termination of the Arrangement Agreement in accordance with its terms.  The “Termination Date” for any particular provision hereunder shall be the date of termination of the Stockholder’s obligations under such provision.

8.                                       Specific Performance.  The Stockholder acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of its obligations under this Agreement and that the remedy at law for any breach, or threatened breach, would likely be inadequate and, accordingly, agrees that OncoGenex shall, in addition to any other rights or remedies which it may have at law or in equity, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Stockholder from violating any of its obligations under this Agreement.  In connection with any action or proceeding for such equitable or injunctive relief, the Stockholder hereby waives any claim or defense that a remedy at Law alone is adequate and agrees, to the maximum extent permitted by Law, to have the obligations of the Stockholder under this Agreement specifically enforced against him or her, without the necessity of posting bond or other security, and consents to the entry of equitable or injunctive relief against the Stockholder enjoining or restraining any breach or threatened breach of this Agreement.

9.                                       Miscellaneous.

(a)                                  Definitional Matters.

(i)                                     For purposes of this Agreement, “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(ii)                                  The section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(b)                                 Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with reference to the transactions contemplated hereby and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties or their respective representatives, agents or attorneys, with respect to the subject matter hereof.

(c)                                  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be. Nothing in this Agreement, express or implied, is intended to confer upon any other Person, other than parties hereto or their respective successors, assigns, estate, heirs, executors, administrators and other legal representatives, as the case may be, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(d)                                 Assignment.  This Agreement shall not be assignable by law or otherwise without the prior written consent of the other party hereto.

(e)                                  Modifications; Waivers.  This Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the parties hereto.  No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach of the same or similar nature.

(f)                                    Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity and unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(g)                                 Governing Law.  This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof.

(h)                                 Jurisdiction and Venue.  Any legal action or proceeding with respect to this Agreement shall be brought solely in the courts of the Court of Chancery of Delaware and the Federal Courts of the United States of America located in the State of Delaware and, by execution and delivery of this Agreement, each of the Stockholder and OncoGenex hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of and venue in the aforesaid courts, notwithstanding any objections it may otherwise have.  Each of the Stockholder and OncoGenex irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of notice as provided in Section 9(l) below, such service to become effective thirty (30) days after such delivery.

(i)                                     Waiver of Trial by Jury.  Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement.  Each party certifies and acknowledges that (i) no representative, agent or attorney of the other party has represented, expressly or otherwise, that such party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9(i).

(j)                                     Attorney’s Fees.  The prevailing party in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party all fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding results in a judgment) and (b) any post-judgment or post-award Proceeding including, without limitation, one to enforce or collect any judgment or award resulting from any Proceeding.  All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, fees and disbursements of counsel.

(k)                                  Counterparts.  This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which executed counterparts and any photocopies and facsimile copies thereof, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(l)                                     Notices.  All notices, requests, and other communications given or delivered hereunder shall be in writing and shall be deemed to have been given, (a) when received if given in person, (b) on the date of electronic confirmation of receipt if sent by e-mail, facsimile or other wire transmission, (c) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (d) one day after being deposited with a reputable overnight courier.  Notices, requests, and communications to the parties shall, unless another address is specified in writing in accordance with this Section 9(l), be sent to the address or facsimile number indicated below:

If to OncoGenex, addressed to it at:

OncoGenex Technologies Inc.
400 – 1001 West Broadway
Vancouver, BC V6H 4B1
Attention:	President and Chief Executive Officer
Facsimile:	(604) 736-3687

with a copy to:

DuMoulin Black LLP
10th Floor, 595 Howe Street
Vancouver, British Columbia V6C 2T5
Attention:	J. Douglas Seppala
Facsimile:	(604) 687-3635

and to:

Dorsey &Whitney LLP
U.S. Bank Centre
1420 Fifth Avenue
Suite 3400
Seattle, WA 98101-4010
Attention:	Randal Jones
Facsimile:	(206) 903-8820

If to the Stockholder, to the address noted on the signature page hereto.

(m)                               Advice of Counsel.  STOCKHOLDER ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, STOCKHOLDER HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

ONCOGENEX TECHNOLOGIES INC.

By:
Name:
	Title:	President and Chief Executive
Officer

STOCKHOLDER:

Name:
Date:

STOCKHOLDER’S SPOUSE (if applicable):

Name:
Date:

Address for Notices:

SCHEDULE A

Number of Sonus Common Shares:

Number of Sonus Options: